LIST OF SUBSIDIARIES OF THE COMPANY
EXHIBIT 21.1

The following is a list of subsidiaries of the Company as of December 31, 2017:

Name of the entity	Jurisdiction
Cognizant Technology Solutions de Argentina S.R.L.	Argentina
Adaptra Group Holdings Pty Limited	Australia
Adaptra Group Pty Limited	Australia
Cognizant Technology Solutions Australia Pty Ltd	Australia
KBACE Australia Pty Limited	Australia
Odecee Pty Limited	Australia
Odecee Unit Trust	Australia
Cognizant Technology Solutions Austria GmbH	Austria
Cognizant Technology Solutions Belgium SA	Belgium
Cognizant Servicos de Tecnologia e Software do Brasil S/A	Brazil
IC Brasil Consultoria Ltda.	Brazil
Cognizant Technology Solutions (Québec) Inc	Canada
Cognizant Technology Solutions Canada, Inc.	Canada
Cognizant Technology Solutions de Chile SpA	Chile
Cognizant Technology Solutions (Dalian) Co., Ltd.	China
Cognizant Technology Solutions (Shanghai) Co, Ltd.	China
Cognizant Technology Solutions Colombia S.A.S.	Colombia
Netcentric LATAM S.A.S.	Colombia
Cognizant Technology Solutions de Costa Rica Sociedad de Responsabilidad Limitada	Costa Rica
Cognizant Technology Solutions Cyprus Limited	Cyprus
Wellworth Limited	Cyprus
Cognizant Technology Solutions s.r.o	Czech Republic
Cognizant Technology Solutions Denmark ApS	Denmark
Cognizant El Salvador, Sociedad Anonima de Capital Variable	El Salvador
Cognizant Technology Solutions Finland Oy	Finland
Cognizant Business Consulting SAS	France
Cognizant France SAS	France
Cognizant Horizon Financial Services	France
Cognizant Technology Solutions France SAS	France
KIS France SAS	France
Cognizant Deutschland GmbH	Germany
Cognizant Energy and Financial Services Consulting GmbH	Germany
Cognizant Technology Solutions GmbH	Germany
KIS Information Services GmbH	Germany
Netcentric Deutschland GmbH	Germany
Zone GmbH	Germany
Cognizant Technology Solutions Guatemala Limitada	Guatemala
Cognizant Technology Solutions Hong Kong Limited	Hong Kong
Cognizant Technology Solutions Hungary Kft.	Hungary
Cognizant Technology Solutions India Private Limited	India
KBACE Technologies Private Limited	India
TriZetto India Private Limited	India
TriZetto Services India Private Limited	India
ValueSource Technologies Private Limited	India

Name of the entity	Jurisdiction
Ygyan Consulting Private Limited	India
Cognizant Technology Solutions Ireland Limited	Ireland
Cognizant Technology Solutions Italia, S.p.A.	Italy
Cognizant Japan KK	Japan
Kabushiki Kaisha Brilliant Service (English: Brilliant Service Co., Ltd.)	Japan
Cognizant Business Services Limited	Jersey
Cognizant Technology Solutions Jersey Limited	Jersey
Cognizant Technology Solutions Lithuania, UAB	Lithuania
Evoco, UAB	Lithuania
Cognizant Technology Solutions Luxembourg S.à r l	Luxembourg
CogDev Malaysia SDN. BHD.	Malaysia
Cognizant Oil and Gas Consulting Services Malaysia SDN. BHD.	Malaysia
Cognizant (Mauritius) Ltd	Mauritius
Cognizant Technology Solutions Ltd	Mauritius
Cognizant Technology Solutions de Mexico, S.A. de C.V.	Mexico
Idea Couture Latin America, S.A.P.I. de C.V.	Mexico
Equinox-Cognizant SARL	Morocco
Cognizant Technology Solutions (Netherlands) B.V.	Netherlands
Cognizant Technology Solutions B.V.	Netherlands
Cognizant Technology Solutions Benelux B.V.	Netherlands
Mirabeau B.V.	Netherlands
Mirabeau Holding B.V.	Netherlands
Netcentric Benelux BV	Netherlands
Cognizant Technology Solutions New Zealand Limited	New Zealand
Cognizant Accounting Services Norway AS	Norway
Cognizant Business Services Norway AS	Norway
Cognizant Oil and Gas Consulting Services Norway AS	Norway
Cognizant Technology Solutions Norway AS	Norway
Cognizant Technology Solutions Philippines, Inc.	Philippines
MediCall Philippines, Inc.	Philippines
Cognizant Technology Solutions Poland sp. z o. o. w organizacji	Poland
Cognizant Technology Solutions Portugal, Unipessoal LDA	Portugal
Netcentric Eastern Europe S.R.L.	Romania
Cognizant Technology Solutions Saudi LLC	Saudi Arabia
Cognizant Technology Solutions Asia Pacific Pte. Ltd.	Singapore
Cognizant Technology Solutions Slovakia, s.r.o.	Slovakia
Cognizant Technology Solutions South Africa (Proprietary) Limited	South Africa
Cognizant Technology Solutions Spain, S.L.	Spain
Equinox Consulting, S.A.	Spain
Netcentric Ibérica SLU	Spain
CogDev Solutions AB	Sweden
Cognizant Technology Solutions Sweden AB	Sweden
Cognizant Technology Solutions AG	Switzerland
Enterprise Services AG	Switzerland
KIS Informatik AG	Switzerland
Netcentric AG	Switzerland
Cognizant Technology Solutions (Thailand) Co., Ltd.	Thailand
Cognizant (GB) Limited	United Kingdom
Cognizant Business Services UK Limited	United Kingdom

Name of the entity	Jurisdiction
Cognizant Holdings UK Limited	United Kingdom
Cognizant Oil and Gas Consulting Services UK Ltd	United Kingdom
Cognizant Technology Solutions Global Services Limited	United Kingdom
Cognizant Worldwide Limited	United Kingdom
Head London Limited	United Kingdom
KIS IS UK Limited	United Kingdom
Netcentric UK Ltd	United Kingdom
New Solutions Limited	United Kingdom
Zone Limited	United Kingdom
Cognizant Business Services Corporation	United States
Cognizant Domestic Holdings Corporation	United States
Cognizant Healthcare Services, LLC	United States
Cognizant International Holdings Corporation	United States
Cognizant Mortgage Services Corporation	United States
Cognizant Oil and Gas Consulting Services U.S. Inc.	United States
Cognizant Resources LLC	United States
Cognizant Technology Solutions Americas Corporation	United States
Cognizant Technology Solutions Holdings LLC	United States
Cognizant Technology Solutions Overseas Corporation	United States
Cognizant Technology Solutions Services, LLC	United States
Cognizant Technology Solutions U.S. Corporation	United States
Cognizant TriZetto Software Group, Inc.	United States
CSS Investment LLC	United States
ITAAS, Inc.	United States
MediCall	United States
Option Services Group, Inc.	United States
TMG Health, Inc.	United States
TriZetto Provider Solutions, LLC	United States
TZ US Parent, Inc.	United States